EXHIBIT 99.1

Marlin Business Services Corp. Reports Third Quarter 2013 Earnings Growth and a Cash Dividend of $0.11 Per Share

Third Quarter Highlights:

  Net income of $4.7 million for the third quarter of 2013, an increase of 37% compared to the third quarter of 2012
  New lease originations of $86.1 million for the third quarter of 2013
  Risk adjusted net interest and fee margin of 11.78% for the quarter
  $477.4 million of insured deposits, up 40% year-over-year
  Strong capital position, equity to assets ratio of 23.77%
  Total risk-based capital ratio of 27.43%
  Return on average equity of 10.32%

MOUNT LAUREL, N.J., Nov. 6, 2013 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported third quarter 2013 net income of $4.7 million, or $0.36 per diluted share. Net income improved 37%, or $0.09 per diluted share over third quarter 2012. For the nine-month period ended September 30, 2013, net income was $12.8 million, or $0.99 per diluted share.

"We're pleased with the steady growth momentum of the business," says Daniel P. Dyer, co-founder and Chief Executive Officer. "Our service-oriented, focused strategy aimed at serving the credit needs of the small business marketplace continues to deliver profitable growth and attractive returns on capital," says Dyer.

Third quarter 2013 lease production was $86.1 million based on initial equipment cost, compared to $91.4 million in the second quarter of 2013 and $81.6 million in third quarter of 2012.

Net interest and fee margin of 13.44% is up 8 basis points from the second quarter of 2013 and is down 7 basis points from the third quarter of 2012. The Company's cost of funds improved 13 basis points from the second quarter of 2013 and 58 basis points from the third quarter of 2012. The improvement resulted from the Company's use of lower-cost insured deposits issued by the Company's subsidiary, Marlin Business Bank, its primary funding source.

The allowance for credit losses as a percentage of total finance receivables is 1.23% at September 30, 2013, and represents 241% of total 60+ day delinquencies.

Leases over 30 days delinquent were 0.83% of the Company's lease portfolio as of September 30, 2013, 12 basis points lower than the second quarter of 2013. Leases over 60 days delinquent were 0.45% of the Company's lease portfolio as of September 30, 2013, down 5 basis points from 0.50% at June 30, 2013. Net charge offs as a percentage of total finance receivables were 1.55% for both the third quarter ended September 30, 2013 and the second quarter ended June 30, 2013 compared to 0.89% for the third quarter ended September 30, 2012.

The Company's efficiency ratio was 49.8% for the quarter ended September 30, 2013, compared to 53.0% for the quarter ended June 30, 2013 and 56.4% for the quarter ended September 30, 2012.

The Company's consolidated equity to assets ratio is 23.77%. Our risk based capital ratio is 27.43%.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlincorp.com.

The Board of Directors of Marlin Business Services Corp. today declared a $0.11 per share quarterly dividend. The dividend is payable December 2, 2013, to shareholders of record on November 18, 2013. Based on the closing stock price on November 5, 2013, the annualized dividend yield on the Company's common stock is 1.66%. This is in addition to a $2.00 special dividend paid on September 26, 2013.

Conference Call and Webcast

We will host a conference call on Thursday, November 7, 2013 at 9:00 a.m. ET to discuss the Company's third quarter 2013 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2013	2012

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$ 2,688	$ 2,472
Interest-earning deposits with banks	73,129	62,498
Total cash and cash equivalents	75,817	64,970
Restricted interest-earning deposits with banks	1,600	3,520
Securities available for sale (amortized cost of $5.8 million and $4.8 million at September 30, 2013 and December 31, 2012, respectively)	5,459	4,845
Net investment in leases and loans	576,377	503,017
Property and equipment, net	2,502	1,970
Property tax receivables	4,861	397
Other assets	6,535	23,629
Total assets	$ 673,151	$ 602,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$ 477,423	$ 378,188
Long-term borrowings	—	15,514
Other liabilities:
Sales and property taxes payable	6,396	4,505
Accounts payable and accrued expenses	12,536	12,062
Net deferred income tax liability	16,817	17,829
Total liabilities	513,172	428,098

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 13,004,687 and 12,774,829 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	130	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	90,610	87,494
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive income (loss)	(198)	55
Retained earnings	69,439	86,575
Total stockholders' equity	159,979	174,250
Total liabilities and stockholders' equity	$ 673,151	$ 602,348

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

	(Dollars in thousands, except per-share data)

Interest income	$ 16,286	$ 13,688	$ 47,075	$ 38,571
Fee income	3,410	2,966	9,733	8,854
Interest and fee income	19,696	16,654	56,808	47,425
Interest expense	1,036	1,496	3,458	5,417
Net interest and fee income	18,660	15,158	53,350	42,008
Provision for credit losses	2,303	1,414	6,360	3,546
Net interest and fee income after provision for credit losses	16,357	13,744	46,990	38,462

Other income:
Insurance income	1,186	1,029	3,572	3,059
Gain (loss) on derivatives	—	1	(2)	(1)
Other income	386	452	1,200	1,119
Other income	1,572	1,482	4,770	4,177
Other expense:
Salaries and benefits	6,601	5,988	19,543	18,683
General and administrative	3,475	3,390	10,918	10,174
Financing related costs	296	250	809	637
Other expense	10,372	9,628	31,270	29,494
Income before income taxes	7,557	5,598	20,490	13,145
Income tax expense	2,870	2,183	7,685	5,093
Net income	$ 4,687	$ 3,415	$ 12,805	$ 8,052

Basic earnings per share	$ 0.37	$ 0.27	$ 1.00	$ 0.63
Diluted earnings per share	$ 0.36	$ 0.27	$ 0.99	$ 0.63

Cash dividends declared and paid per share	$ 2.11	$ 0.08	$ 2.31	$ 0.20

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013

Net Income:
Net Income	$3,415	$3,645	$3,651	$4,467	$4,687

Annualized Performance Measures:
Return on Average Assets	2.50%	2.48%	2.38%	2.74%	2.73%
Return on Average Stockholders' Equity	8.08%	8.44%	8.35%	9.98%	10.32%

EPS Data:
Net Income Allocated to Common Stock	$3,270	$3,497	$3,516	$4,292	$4,537
Number of Shares - Basic	12,186,832	12,238,081	12,301,998	12,365,622	12,429,065
Basic Earnings per Share	$0.27	$0.29	$0.29	$0.35	$0.37

Number of Shares - Diluted	12,280,123	12,331,766	12,394,959	12,461,892	12,516,186
Diluted Earnings per Share	$0.27	$0.28	$0.28	$0.34	$0.36

Cash Dividends Declared per share	$0.08	$0.08	$0.10	$0.10	$2.11

New Asset Production:
# of Sales Reps	112	114	118	121	115
# of Leases	6,227	6,500	6,293	6,931	6,223
Leased Equipment Volume	$81,623	$87,771	$80,944	$91,448	$86,146

Approval Percentage	67%	67%	67%	67%	65%

Average Monthly Sources	1,117	1,207	1,132	1,247	1,146

Implicit Yield on New Leases	12.97%	12.56%	12.29%	12.34%	11.86%

Net Interest and Fee Margin:
Interest Income Yield	12.20%	12.15%	11.98%	11.86%	11.73%
Fee Income Yield	2.64%	2.63%	2.52%	2.38%	2.46%
Interest and Fee Income Yield	14.84%	14.78%	14.50%	14.24%	14.19%
Cost of Funds	1.33%	1.24%	1.00%	0.88%	0.75%
Net Interest and Fee Margin	13.51%	13.54%	13.50%	13.36%	13.44%

Average Total Finance Receivables	$448,691	$474,225	$502,850	$530,463	$555,422
Average Net Investment in Leases	$448,211	$473,699	$502,330	$529,910	$554,783

End of Period Net Investment in Leases	$471,545	$502,496	$525,381	$555,701	$575,718

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.87%	0.92%	0.99%	0.95%	0.83%
30+ Days Past Due Delinquencies	$4,713	$5,296	$5,974	$6,033	$5,472

60+ Days Past Due Delinquencies	0.40%	0.42%	0.57%	0.50%	0.45%
60+ Days Past Due Delinquencies	$2,173	$2,444	$3,415	$3,179	$2,941

Net Charge-offs - Total Finance Receivables	$1,003	$1,493	$1,568	$2,058	$2,147
% on Average Total Finance Receivables Annualized	0.89%	1.26%	1.25%	1.55%	1.55%

Allowance for Credit Losses	$5,608	$6,488	$7,084	$6,919	$7,075
% of 60+ Delinquencies	258.08%	265.47%	207.44%	217.65%	240.56%

90+ Day Delinquencies (Non-earning total finance receivables)	$989	$1,395	$1,628	$1,610	$1,697

Expense Ratios:
Salaries and Benefits Expense	$5,988	$6,179	$6,587	$6,355	$6,601
Salaries and Benefits Expense Annualized % of Avg. Fin. Recbl.	5.34%	5.21%	5.24%	4.79%	4.75%

Total personnel end of quarter	258	265	272	281	275

General and Administrative Expense	$3,390	$3,374	$3,543	$3,900	$3,475
General and Administrative Expense Annualized % of Avg. Fin. Recbl.	3.02%	2.85%	2.82%	2.94%	2.50%

Efficiency Ratio	56.36%	53.51%	54.67%	52.97%	49.80%

Balance Sheet:

Assets
Investment in Leases and Loans	$468,722	$500,203	$523,475	$553,296	$573,325
Initial Direct Costs and Fees	8,945	9,302	9,510	9,932	10,127
Reserve for Credit Losses	(5,608)	(6,488)	(7,084)	(6,919)	(7,075)
Net Investment in Leases and Loans	$472,059	$503,017	$525,901	$556,309	$576,377
Cash and Cash Equivalents	70,025	64,970	75,537	85,830	75,817
Restricted Cash	10,747	3,520	2,161	1,786	1,600
Other Assets	26,206	30,841	36,041	35,614	19,357
Total Assets	$579,037	$602,348	$639,640	$679,539	$673,151

Liabilities
Deposits	341,993	378,188	419,598	461,516	477,423
Total Debt	$33,083	$15,514	$5,413	$1,021	$0
Other Liabilities	32,462	34,396	37,194	35,727	35,749
Total Liabilities	$407,538	$428,098	$462,205	$498,264	$513,172

Stockholders' Equity
Common Stock	$127	$128	$129	$129	$130
Paid-in Capital, net	87,359	87,492	88,312	89,161	90,608
Other Comprehensive Income (Loss)	66	55	41	(152)	(198)
Retained Earnings	83,947	86,575	88,953	92,137	69,439
Total Stockholders' Equity	$171,499	$174,250	$177,435	$181,275	$159,979

Total Liabilities and Stockholders' Equity	$579,037	$602,348	$639,640	$679,539	$673,151

Capital and Leverage:
Equity	$171,499	$174,250	$177,435	$181,275	$159,979
Debt to Equity	2.19	2.26	2.40	2.55	2.98
Equity to Assets	29.62%	28.93%	27.74%	26.68%	23.77%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	31.22%	29.35%	28.70%	27.67%	23.20%
Tier 1 Risk-based Capital	33.30%	31.76%	30.85%	29.73%	26.27%
Total Risk-based Capital	34.40%	32.95%	32.09%	30.86%	27.43%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: Lynne Wilson
         888 479 9111 Ext. 4108
         lwilson@marlinleasing.com